Exhibit (8)(l)(i) Amendment to Fund  Participation  Agreement between GE
                  Investments Funds, Inc. and GE Life and Annuity Assurance Company.

                                   SCHEDULE 3
                             PARTICIPATION AGREEMENT
                                  BY AND AMONG
                      GE LIFE AND ANNUITY ASSURANCE COMPANY
           (FORMERLY KNOWN AS THE LIFE INSURANCE COMPANY OF VIRGINIA)
                                       AND
                           GE INVESTMENTS FUNDS, INC.
                                       AND
                      GE INVESTMENT MANAGEMENT INCORPORATED
                         (AS AMENDED FEBRUARY 24, 1999)

                              NAME(S) OF PORTFOLIO

S&P 500 Index Fund
Money Market Fund
Total Return Fund
International Equity Fund
Real Estate Securities Fund
Global Income Fund
Value Equity Fund
Income Fund
U.S. Equity Fund
Premier Growth Equity Fund


                             Approved: /s/ Michael Cosgrove
                                          ------------------
                             Title:
                             GE Investment Management Incorporated


                             Approved: /s/ Michael Cosgrove
                                           ----------------
                             Title:
                             GE Investment Management Incorporated

                             Approved: /s/ Geoffrey S. Stiff
                                           -----------------
                             Title: Senior Vice President
                             GE Life and Annuity Assurance Company